UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

ASTRONICS CORPORATION
 (Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 28, 2009, Astronics Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of D M E Corporation providing for the acquisition by the Company of all of the shares of stock of D M E Corporation.

The purchase price will be approximately $51 million. This is comprised of approximately $45 million in cash and 500,000 shares of the Company’s common stock previously held as treasury shares, valued at $3.6 million or $7.17 per share, plus an additional $2 million subject to meeting revenue performance criteria in 2009. The acquisition is expected to close on January 30, 2009.

The Company plans to amend its credit facility to finance the acquisition.

On January 29, 2009, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

        (d)     Exhibits.

Exhibit
Number	Description

99.1	Press Release of Astronics Corporation dated January 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date: January 29, 2009	By:	/s/ David C. Burney

David C. Burney Vice President Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Astronics Corporation dated January 29, 2009